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                                  EXHIBIT 10.56

                       ACTION PERFORMANCE COMPANIES, INC.
                        1999 EMPLOYEE STOCK PURCHASE PLAN


            ADOPTED BY THE BOARD OF DIRECTORS AS OF JANUARY 29, 1999
                 APPROVED BY THE SHAREHOLDERS ON MARCH 25, 1999
             AS AMENDED BY THE BOARD OF DIRECTORS ON APRIL 26, 1999

                                   ARTICLE 1
                                     PURPOSE

         1.1 NAME. This stock purchase plan shall be known as the Action Performance Companies, Inc. 1999 Employee Stock Purchase Plan (the "Plan").

         1.2 PURPOSE. The Plan is intended to provide a method whereby employees of Action Performance Companies, Inc., an Arizona corporation (the "Company"), and one or more of its Subsidiary Corporations (as defined below) will have an opportunity to acquire a proprietary interest in the Company through the purchase of shares of the Company's Common Stock.

         1.3 QUALIFICATION. It is the Company's intention to have the Plan qualify as an "employee stock purchase plan" under Section 423 of the Code (as defined below). The provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of Section 423 of the Code.

                                   ARTICLE 2
                                   DEFINITIONS

         2.1 CLOSING PRICE. "Closing Price" shall have the meaning set forth in
Section 6.2.

         2.2 CODE. "Code" shall mean the Internal Revenue Code of 1986, as amended.

         2.3 COMMITTEE. "Committee" shall have the meaning set forth in Section 11.1.

         2.4 COMMON STOCK. "Common Stock" shall mean the Company's Common Stock, par value $.01 per share.

         2.5 COMPENSATION. "Compensation" shall mean the regular gross cash compensation (including straight-time wages, base salary, or base commissions) paid by any Participating Company to a Participant in accordance with the terms of employment, but excluding all overtime, bonus payments, incentive payments, expense allowances, and compensation paid in a form other than cash.

         2.6 EFFECTIVE DATE. "Effective Date" shall have the meaning set forth in Section 12.6.

         2.7 EMPLOYEE. "Employee" shall mean any person who is customarily employed on a full-time or part-time basis by any Participating Company and who is regularly scheduled to work 20 hours or more per week.

         2.8 OFFERING. "Offering" shall have the meaning set forth in Section
4.1.

         2.9 OFFERING COMMENCEMENT DATE. "Offering Commencement Date" shall have the meaning set forth in Section 4.1.
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         2.10 OFFERING TERMINATION DATE. "Offering Termination Date" shall have the meaning set forth in Section 4.1.

         2.11 OPTION. "Option" shall have the meaning set forth in Section 6.1.

         2.12 OPTION PRICE. "Option Price" shall have the meaning set forth in
Section 6.2.

         2.13 PARTICIPATING COMPANY. "Participating Company" shall mean (a) the Company, (b) the Subsidiary Corporations listed on Schedule A hereto, (c) such additional Subsidiary Corporations as may be designated from time to time by the Board of Directors of the Company, and (d) any corporation organized within any jurisdiction in the United States that becomes a Subsidiary Corporation after the Effective Date, unless the Board of Directors decides to exclude such Subsidiary Corporation from designation as a Participating Company. Any corporation organized in any jurisdiction outside the United States that becomes a Subsidiary Corporation after the Effective Date shall become a Participating Company only upon the decision of the Board of Directors of the Company to designate such Subsidiary Corporation as a Participating Company and to extend the benefits of the Plan to its eligible Employees.

         2.14 PARTICIPANT. "Participant" shall have the meaning set forth in
Section 3.4.

         2.15 PARTICIPATION AMOUNT. "Participation Amount" shall have the meaning set forth in Section 5.1.

         2.16 SUBSIDIARY CORPORATION. "Subsidiary Corporation" shall mean any present or future corporation that would be a "subsidiary corporation" of the Company, as that term is defined in Section 424 of the Code.

                                   ARTICLE 3
                          ELIGIBILITY AND PARTICIPATION

         3.1 INITIAL ELIGIBILITY. Any Employee who shall have completed six months of continuous employment with a Participating Company and is employed by a Participating Company on the date such Employee's participation in the Plan is to become effective shall be eligible to participate in Offerings under the Plan that commence on or after such six-month employment period has concluded. In the event a Participating Company acquires a company that becomes a Participating Company as a result of such acquisition, the employees of such acquired company shall be regarding as having an employment start date as of the date when they began continuous employment with the acquired company.

         3.2 LEAVE OF ABSENCE. For purposes of participation in the Plan, a person on leave of absence shall be deemed to be an Employee for the first 90 days of such leave of absence and such Employee's employment shall be deemed to have terminated at the close of business on the 90th day of such leave of absence unless such Employee shall have returned to regular full-time or part-time employment (as the case may be) prior to the close of business on such 90th day. Termination by a Participating Company of any Employee's leave of absence, other than termination of such leave of absence on return to full time or part time employment, shall terminate an Employee's employment for all purposes of the Plan and shall terminate such Employee's participation in the Plan and right to exercise any Option.

         3.3 RESTRICTIONS ON PARTICIPATION. Notwithstanding any provision of the Plan to the contrary, no Employee shall be granted an Option to purchase shares of Common Stock under the Plan:

                  (a) if, immediately after the grant, such Employee would own Common Stock, and/or hold outstanding Options to purchase Common Stock, possessing 5% or more of the total combined voting power or value of all classes of Common Stock of the Company (for purposes of this paragraph, the rules of Section 424(d) of the Code shall apply in determining Common Stock ownership of any Employee); or

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                  (b) which permits such Employee's rights to purchase Common
Stock under all employee stock purchase plans of the Company to accrue at a rate that exceeds $25,000 in fair market value of the Common Stock (determined at the time such Option is granted) for each calendar year in which such Option is outstanding.

         3.4 COMMENCEMENT OF PARTICIPATION. An eligible Employee may become a participant ("Participant") by completing the enrollment forms prescribed by the Committee (including a purchase agreement and a payroll deduction authorization) and filing such forms with the designated office of the Company prior to the Offering Commencement Date for the next scheduled Offering. Payroll deductions for a Participant shall commence on the next scheduled Offering Commencement Date after such Participant's authorization of a payroll deduction becomes effective and shall continue in effect for the term of this Plan, except to the extent such payroll deduction is changed in accordance with Section 5.3 or terminated in accordance with Article 8.

                                   ARTICLE 4
                                    OFFERINGS

         4.1 ANNUAL OFFERINGS. Except as described below with respect to the first year that the Plan is in effect, the Plan will be implemented by offerings ("Offerings") of the Company's Common Stock in two six-month offering periods for each year that the Plan is in effect. During the first year that the Plan is in effect, the Plan will provide for an Offering beginning on August 1, 1999 and ending on January 31, 2000. Thereafter, in the nine following years beginning on February 1, 2000 and ending January 31, 2009, the Plan will provide for two six-month Offerings commencing on February 1 and August 1 of each year and ending on the following July 31 or January 31, as applicable. As used in the Plan, "Offering Commencement Date" means the date on which a particular Offering begins and "Offering Termination Date" means the date on which a particular Offering terminates. Subject to any limitations imposed by the Code, the Committee may, in its discretion, designate a longer or shorter term for any Offering (other than to extend the final Offering beyond January 31, 2009) by giving written notice to the Participants prior to the Offering Commencement Date for such Offering.

                                   ARTICLE 5
                               PAYROLL DEDUCTIONS

         5.1 PAYROLL DEDUCTIONS. At the time an Employee files an authorization for payroll deductions and becomes a Participant in the Plan, the enrollment forms described in Section 3.4 will permit the Employee to elect payroll deductions of zero percent (0%) or any whole percentage point from one percent (1%) through fifteen percent (15%) of such Employee's Compensation for each pay period during an Offering; provided, however, that prior to any Offering Commencement Date, the Committee shall have the discretion to limit payroll deductions to less than 15 percent (15%) for any Offering.

         5.2 PARTICIPANT'S ACCOUNT. All payroll deductions made for a Participant pursuant to this Article 5 shall be credited to such Participant's payroll deduction account under the Plan. A Participant may not make any separate cash payment into such account except when on leave of absence and then only as provided in Section 5.4.

         5.3 CHANGES IN PAYROLL DEDUCTIONS. A Participant may discontinue participation in the Plan as provided in Article 8 and may reduce or increase future payroll deductions (within the limits described in Section 5.1 by filing a form provided by the Company for such purpose, provided that a Participant may not make more than two changes to the amount of his or her payroll deductions during any Offering. The effective date of any increase or reduction in future payroll deductions will be the first day of the next pay period succeeding processing by the Company of the change form.

         5.4 LEAVE OF ABSENCE. If a Participant is on a leave of absence, such Participant shall have the right to elect (a) to withdraw the balance in such Participant's payroll deduction account pursuant to Section 8.1 hereof, or (b) to remain a Participant in the Plan but to discontinue contributions to the Plan, or (c) to remain a Participant in

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the Plan during such leave of absence, authorizing deductions to be made from payments by the Company to the Participant during such leave of absence and undertaking to make cash payments to the Plan at the end of each payroll period to the extent that amounts payable by the Participating Company to such Participant are insufficient to meet such Participant's then-authorized payroll deductions.

                                   ARTICLE 6
                               GRANTING OF OPTION

         6.1 NUMBER OF OPTION SHARES. On each Offering Commencement Date, a Participant shall be deemed to have been granted an option ("Option") to purchase the whole number of shares of Common Stock determined by dividing (a) the amount of such Participant's payroll deductions accumulated during such Offering and credited to such Participant's account as of the Offering Termination Date, by (b) the Option Price, determined as provided in Section 6.2, below.

         6.2 OPTION PRICE. The "Option Price" of Common Stock for each Offering shall be the lower of (a) 85% of the Closing Price of the Common Stock on the Offering Commencement Date, or (b) 85% of the Closing Price of the Common Stock on the Offering Termination Date. The "Closing Price" of the Common Stock as to a particular day shall be the closing price of the Common Stock as reported for such day in The Wall Street Journal or in such other source as the Committee deems reliable. If the Common Stock is not traded on the Nasdaq National Market or other principal exchange or market on which it is authorized or listed for trading on the Offering Commencement Date and/or Offering Termination Date, as the case may be, the Closing Price for the Common Stock as to either of such dates on which such trading did not occur shall be the Closing Price on the nearest prior business day on which trading did occur.

                                   ARTICLE 7
                               EXERCISE OF OPTION

         7.1 AUTOMATIC EXERCISE. Unless a Participant gives written notice to the Company as provided in Section 8.1, such Participant's Option for the purchase of Common Stock with payroll deductions made during any Offering will be deemed to have been exercised automatically on the applicable Offering Termination Date for the purchase of the number of full shares of Common Stock that the accumulated payroll deductions in such Participant's account at that time will purchase at the applicable Option Price (but not in excess of the number of shares for which Options have been granted to the Employee pursuant to
Section 6.1 hereof).

         7.2 FRACTIONAL SHARES. Fractional shares will not be issued under the Plan. Any accumulated payroll deductions that would have been used to purchase fractional shares will be, at the option of the Committee, either (a) returned (without interest) to the Participant promptly following the termination of an Offering, or (b) added to the payroll deduction account for such Participant and held for the purchase of Common Stock in connection with the next Offering; provided, however, that such amount (without interest) shall be refunded to any Participant who provides the Company with a written request for a refund prior to the use of such amount to purchase Common Stock at the end of the next Offering.

         7.3 TRANSFERABILITY OF OPTION. During a Participant's lifetime, Options held by such Participant shall be exercisable only by such Participant.

         7.4 DELIVERY OF STOCK. As promptly as practicable after the Offering Termination Date of each Offering, the Company will deliver to each Participant, as appropriate, the shares of Common Stock purchased upon exercise of such Participant's Option. The Company may deliver such shares in certificated or book entry form, at the Company's sole election.

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                                   ARTICLE 8
                                   WITHDRAWAL

         8.1 IN GENERAL. At any time prior to the last five days of an Offering, a Participant may withdraw all, but not less than all, of the payroll deductions credited to such Participant's payroll deduction account under the Plan by giving written notice to the designated office of the Company, which withdrawal notice shall be in such form as determined by the Committee. All of the Participant's payroll deductions credited to the Participant's account shall be paid to the Participant promptly after receipt of such Participant's notice of withdrawal, and no further payroll deductions shall be made from the Participant's pay during such Offering or during any subsequent Offering unless the Participant re-enrolls as provided in Section 8.2 hereof. The Company may, at its option, treat any attempt by a Participant to borrow on the security of such Participant's accumulated payroll deductions as an election to withdraw such deductions.

         8.2 EFFECT ON SUBSEQUENT PARTICIPATION. An Employee's withdrawal from any Offering shall not have any effect upon such Employee's eligibility to participate in any succeeding Offering or in any similar plan that may hereafter be adopted by the Company. In order to be eligible for a subsequent Offering, however, an Employee who has withdrawn from an Offering must satisfy the requirements of Section 3.4 hereof prior to the Offering Commencement Date of such subsequent Offering.

         8.3 TERMINATION OF EMPLOYMENT. Upon termination of a Participant's employment with any and all Participating Companies for any reason, including retirement (but excluding death or permanent disability within the meaning of Section 22(e)(3) of the Code (as determined by the Committee) while in the employ of a Participating Company or continuation of a leave of absence for a period beyond 90 days), the payroll deductions credited to such Participant's account shall be returned to the Participant, or, in the case of the Participant's death subsequent to the termination of such Participant's employment, to the person or persons entitled thereto under Section 12.1 hereof.

         8.4 TERMINATION OF EMPLOYMENT DUE TO DEATH OR DISABLEMENT. Upon termination of a Participant's employment as a result of death or permanent disability within the meaning of Section 22(e)(3) of the Code (as determined by the Committee), the Participant or Participant's beneficiary (as defined in
Section 12.1 hereof) shall have the right to elect, by written notice given to the designated office of the Company prior to the earlier of the Offering Termination Date of the Offering then in effect or the expiration of a period of 60 days commencing with the termination of the Participant's employment, either:

                  (a) to withdraw all of the payroll deductions credited to the Participant's account under the Plan; or

                  (b) to exercise the Participant's Option on the next Offering Termination Date and purchase the number of full shares of Common Stock that the accumulated payroll deductions in the Participant's payroll deduction account as of the date of the Participant's cessation of employment will purchase at the applicable Option Price, and any excess in such account will be returned to said beneficiary, without interest.

In the event that no such written notice of election shall be duly received by the designated office of the Company, the beneficiary shall automatically be deemed to have elected, pursuant to paragraph (b), to exercise the Participant's Option.

         8.5 LEAVE OF ABSENCE. A Participant on leave of absence shall, subject to the election made by such Participant pursuant to Section 5.4 hereof, continue to be a Participant in the Plan so long as such Participant is on continuous leave of absence. A Participant who has been on leave of absence for more than 90 days and who therefore is not an Employee for the purpose of the Plan shall not be entitled to participate in any Offering commencing after the 90th day of such leave of absence. Notwithstanding any other provisions of the Plan, unless a Participant on leave of absence returns to regular full time or part time employment with a Participating Company

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by the earlier of (a) the termination of such leave of absence, or (b) three months after the 90th day of such leave of absence, such Participant's participation in the Plan shall terminate on whichever of such dates first occurs.

                                   ARTICLE 9
                                    INTEREST

         9.1 PAYMENT OF INTEREST. No interest will be paid or allowed on any money paid into the Plan or credited to the payroll deduction account of any Participant, including any interest paid on any and all money which is distributed to a Participant or such Participant's beneficiary pursuant to any of the provisions of the Plan.

                                   ARTICLE 10
                        COMMON STOCK SUBJECT TO THE PLAN

         10.1 MAXIMUM SHARES. Subject to adjustment upon changes in capitalization of the Company as provided in Section 12.4 hereof, the maximum number of shares of Common Stock that may be issued under the Plan shall be 200,000 shares, plus an automatic annual increase to be added on the first day of each fiscal year beginning with the Company's fiscal year beginning on October 1, 2001. The automatic annual increase shall be equal to the lesser of
(i) 200,000 shares or (ii) 1.0% of the outstanding shares on the last day of the Company's prior fiscal year; provided, however, that the Board of Directors, in its sole and unrestricted discretion, shall be entitled to reduce the number of shares of Common Stock to be added to the Plan for any year under this Section
10.1. If the total number of shares for which Options are exercised on any Offering Termination Date in accordance with Article 6 exceeds the maximum number of shares available under the Plan, the Committee shall make a pro rata allocation of the shares available for delivery and distribution in as nearly a uniform manner as shall be practicable and as the Committee shall determine to be equitable, and the balance of payroll deductions credited to the account of each Participant under the Plan shall be returned to such Participant as promptly as possible.

         10.2 PARTICIPANT'S INTEREST IN OPTION STOCK. A Participant will have no interest in shares of Common Stock covered by such Participant's Option until such Option has been exercised.

         10.3 REGISTRATION OF STOCK. Shares of Common Stock to be delivered to a Participant under the Plan will be registered in the name of the Participant, or, if the Participant so directs by written notice to the designated office of the Company prior to the Offering Termination Date applicable thereto, in the names of the Participant and the Participant's spouse, in the form and manner permitted by applicable law.

         10.4 RESTRICTIONS ON EXERCISE. As conditions to the exercise of any Option, the Board of Directors may, in its discretion, require that the shares of Common Stock reserved for issuance upon the exercise of such Option shall have been duly listed for trading on the Nasdaq National Market or other principal exchange or market on which the Common Stock is authorized or listed for trading, and that either:

                  (a) a registration statement under the Securities Act of 1933, as amended, with respect to said shares shall be effective; or

                  (b) the Participant shall have represented at the time of purchase, in form and substance satisfactory to the Company, that it is such Participant's intention to purchase the shares of Common Stock for investment and not for resale or distribution.

                                   ARTICLE 11
                                 ADMINISTRATION

         11.1 APPOINTMENT OF COMMITTEE. The Board of Directors shall appoint a committee (the "Committee") to administer the Plan, which shall consist of no fewer than two (2) members of the Board of

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Directors. Members of the Committee who are Employees shall be eligible to purchase Common Stock under the Plan.

         11.2 AUTHORITY OF COMMITTEE. Subject to the express provisions of the Plan, the Committee shall have plenary authority, in its discretion, to interpret and construe any and all provisions of the Plan, to adopt rules and regulations for administering the Plan, and to make all other determinations deemed necessary or advisable for administering the Plan. The Committee's determination regarding the foregoing matters shall be conclusive. The Committee may delegate its authority as it deems necessary or appropriate.

         11.3 RULES GOVERNING ADMINISTRATION OF THE COMMITTEE. The Board of Directors may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee. The Committee may select one of its members as its chairman and shall hold its meetings at such times and places as it shall deem advisable and may hold telephonic meetings. All determinations of the Committee shall be made by a majority of its members. The Committee may correct any defect or omission or reconcile any inconsistency in the Plan, in the manner and to the extent it shall deem desirable. Any decision or determination reduced to writing and signed by a majority of the members of the Committee shall be as fully effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

                                   ARTICLE 12
                                  MISCELLANEOUS

         12.1 DESIGNATION OF BENEFICIARY. A Participant may file a written designation of a beneficiary who is to receive any shares of Common Stock and/or cash under the Plan upon such Participant's death. Such designation of beneficiary may be changed by the Participant at any time by written notice to the designated office of the Company. Upon the death of a Participant and upon receipt by the Company of proof of identity and existence at such Participant's death of a beneficiary validly designated by the Participant under the Plan, the Company shall deliver such shares of Common Stock and/or cash to such beneficiary. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant's death, the Company shall deliver such shares of Common Stock and/or cash to the executor or administrator of the estate of such Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares of Common Stock and/or cash to the spouse or to any one or more dependents of such Participant as the Company may designate, in each case without any further liability of the Company whatsoever. No beneficiary shall, prior to the death of the Participant by whom such beneficiary has been designated, acquire any interest in the shares of Common Stock and/or cash credited to such Participant under the Plan.

         12.2 TRANSFERABILITY. Neither payroll deductions credited to a Participant's payroll deduction account nor any rights with regard to an Option granted under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the Participant, other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw from participation in the Plan in accordance with Article 8.

         12.3 USE OF FUNDS. All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose. The Company shall not be obligated to segregate such payroll deductions.

         12.4 Adjustment Upon Changes in Capitalization.

                  (a) If, while any Options are outstanding, the outstanding shares of Common Stock of the Company have increased, decreased, changed into, or been exchanged for a different number or type of shares

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or securities of the Company through reorganization, merger, recapitalization, reclassification, stock split (whether or not effected in the form of a stock dividend), reverse stock split or similar transaction, appropriate and proportionate adjustments may be made by the Committee in the number and/or type of shares of stock that are subject to purchase under outstanding Options and to the Option Price applicable to such outstanding Options. In addition, in any such event, the number and/or type of shares of stock which may be offered in the Offerings described in Article 4 hereof shall also be proportionately adjusted.

                  (b) Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon a sale of all or substantially all of the assets or stock of the Company, the holder of each Option then outstanding under the Plan will thereafter be entitled to receive at the next Offering Termination Date, upon the exercise of such Option, for each share as to which such Option shall be exercised, as nearly as reasonably may be determined, the cash, securities and/or property that a holder of one share of Common Stock was entitled to receive upon and at the time of such transaction. The Board of Directors shall take such steps in connection with such transactions as the directors shall deem necessary to assure that the provisions of this Section 12.4 shall thereafter be applicable, as nearly as reasonably may be determined, in relation to the said cash, securities and/or property as to which such holder of such Option might thereafter be entitled to receive.

         12.5 AMENDMENT AND TERMINATION. The Board of Directors shall have complete power and authority to terminate or amend the Plan; provided, however, that the Board of Directors shall not, without the approval of the shareholders of the Company, (a) increase the maximum number of shares of Common Stock that may be issued under the Plan (except pursuant to Section 12.4 hereof); or (b) amend the requirements as to the class of Employees eligible to purchase Common Stock under the Plan. No termination, modification, or amendment of the Plan may, without the consent of a Participant then holding an Option under the Plan to purchase shares of Common Stock, adversely affect the rights of such Participant under such Option.

         12.6 EFFECTIVE DATE. The Plan shall become effective as of January 31, 1999 (the "Effective Date"), subject to approval by the holders of a majority of the shares of Common Stock present and represented at any special or annual meeting of the shareholders of the Company duly held within 12 months after adoption of the Plan. If the Plan is not so approved, the Plan shall not become effective, any options to purchase shares of Common Stock under the Plan shall be terminated, and no shares of Common Stock shall be issued under the Plan.

         12.7 NO EMPLOYMENT RIGHTS. The Plan does not, directly or indirectly, create in any Employee or class of Employees any right with respect to continuation of employment by any Participating Company and it shall not be deemed to interfere in any way with any Participating Company's right to terminate, or otherwise modify, an Employee's employment at any time.

         12.8 EFFECT OF PLAN. The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each Participant, including, without limitation, such Participant's estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Participant.

         12.9 GOVERNING LAW. The law of the State of Arizona will govern all matters relating to this Plan except to the extent it is superseded by the federal laws of the United States.

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